SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 6, 2017

HEALTHWAREHOUSE.COM, INC.
(Exact name of registrant as specified in charter)

Delaware	000-13117	22-2413505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7107 Industrial Road Florence, Kentucky	41042
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (800) 748-7001
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 6, 2017 the Board of Directors (the "Board") of HealthWarehouse.com, Inc. (the "Company")  elected Robert Smyjunas as a member of the Board to serve as a Director until the next Annual Meeting of Stockholders. Mr. Smyjunas satisfies the current "independent director" standards established by the rules of The Nasdaq Stock Market, Inc. Mr. Smyjunas was not appointed to any committees on February 6, 2017.

Mr. Smyjunas is the founder and Chief Executive Officer of Vandercar Holdings, LLC, a commercial real estate development company primarily focused on developing property for municipal public entities.

There is no arrangement or understanding between Mr. Smyjunas and any other person pursuant to which Mr. Smyjunas was elected as a Director of the Company, and there have been no transactions nor are there any proposed transactions between the Company and Mr. Smyjunas that would require disclosure pursuant to Item 404(a) of Regulation S-K. Mr. Smyjunas will receive compensation for his service as a director in accordance with the Company's compensation policies for non-employee directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HEALTHWAREHOUSE.COM, INC.

Date: February 6, 2017	By: /s/ Mark D. Scott
Mark D. Scott, Chairman of the Board of Directors